Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive Plan, as amended, and the 2017 Employee Stock Purchase Plan of Tocagen Inc. of our report dated February 27, 2019, with respect to the financial statements of Tocagen Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

February 28, 2019